UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2020

Solei Systems, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-55987	20-1801530
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

206 N. Washington Street, Suite 100, Alexandria, VA 22314

(address of principal executive offices) (zip code)

(703) 832-4473

(registrant’s telephone number, including area code)

 _________________________________________

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each Class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Section 8 – Other Events

Item 8.01 Other Events

(a)                 Pursuant to SEC Release No. 34-88465 (March 25, 2020) (the “Order”), Registrant is currently unable to complete and file its Form 10-K Annual Report, and 10-Q Quarterly report on a timely basis as a result of the impact of the COVID-19 pandemic on its business and operations. As required by the Order:

(b)                (1) Registrant is relying on the Order in filing this Report and taking the actions stated;

(2) Registrant’s primary business operations, through its wholly-owned subsidiary CareClix, Inc., is providing telemedicine services to health providers, to individuals and to other persons and groups. As a direct result of the COVID-19 pandemic in the United States, the demand for telemedicine services such as those provided by CareClix, Inc. has expanded exponentially and has nearly overwhelmed the ability of Registrant to meet that demand while still providing quality telemedicine services to its customer base. The recent decision to expand Medicare to include reimbursement for telemedicine services has accelerated that demand.

Management and staff of Registrant have been working tirelessly to meet that demand and have minimal remaining capacity to undertake the work necessary to complete the audit of its financial affairs and to complete and file the Form 10-K for the year ended December 31, 2019 and Form 10-Q for the quarter ending March 31, 2020 on a timely basis;

(3) Registrant estimates that it will file the Form 10-K and Form 10-Q on or before June 14, 2020;

(4) The risk factors related to the impact of COVID-19 on Registrant’s business are:

The significant increase in demand for telemedicine services has put considerable strain on the available resources of Registrant and will require increase in staffing to meet the demand. It is uncertain whether Registrant can retain and train new staff with its still limited capital resources and with the current social distancing limitation on hiring new workers. If Registrant is unable to meet the increased demand for its services due to limited capital or limited staff, its ability to expand its business and market will be at risk.

If Registrant expands its staff and operations to meet the current and growing demand for telemedicine services during the current COVID-19 pandemic, it is uncertain whether that demand will continue at the same levels when the COVID-19 emergency has receded, placing Registrant at risk of having over-expanded its staff and resources.

(5) Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2020	Solei Systems, Inc.

	By:	/s/ Charles O. Scott
Name: Charles O. Scott
Title: CEO

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